EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:
	Investors:	Seth Zaslow 203-352-1026
	Media:	Chris Legentil 203-352-8793

WWE® Announces Agreements to Issue 6.9 million Shares of its Common Stock in Exchange for $171.0 million of its 3.375% Convertible Senior Notes Due 2023

Stamford, Conn. – May 15, 2023 – WWE (NYSE: WWE) (the “Company”) today announced that it entered into privately-negotiated agreements with certain investors to exchange an aggregate of 6.9 million shares of its Class A common stock and $3.9 million in cash for $171.0 million principal amount of its outstanding 3.375% Convertible Senior Notes due 2023 (the “Notes”) held by such investors (the “Exchanges”) pursuant to exemptions from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Exchanges are expected to close on or about May 18, 2023.

Following the Exchanges, an aggregate of $42.7 million principal amount of the Notes will remain outstanding.

In connection with the Exchanges, WWE also entered into partial unwind agreements with JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. International plc and Citibank, N.A., (collectively, the “Counterparties”) to terminate corresponding portions of the convertible note hedge and warrant transactions WWE previously entered into with the Counterparties in connection with the issuance of the Notes (together with the Exchanges, the “Transactions”). The respective unwind agreements provide for a payment by each Counterparty to WWE in respect of the convertible note hedge transactions, or by WWE to each Counterparty in respect of the warrant transactions, as applicable, in cash in an amount based on the trading price for WWE’s common stock. In connection with such terminations, WWE anticipates that it will receive net proceeds from the Counterparties equal to approximately $40 million.

J. Wood Capital Advisors LLC acted as placement agent and financial advisor in connection with the Transactions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About WWE®

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The Company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family-friendly entertainment on its television programming, premium live events, digital media, and publishing platforms. WWE’s TV-PG programming can be seen in more than 1 billion homes worldwide in 25 languages through world-class distribution partners including NBCUniversal, FOX Sports, BT Sport, Sony India, and Rogers. The award-winning WWE Network includes all premium live events, scheduled programming and a massive video-

on-demand library and is currently available in more than 180 countries. In the United States, NBCUniversal’s streaming service, Peacock, is the exclusive home to WWE Network.

Additional information on WWE can be found at wwe.com and corporate.wwe.com.

Forward-Looking Statements:

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the impact of recent changes to management and our board of directors (the “Board”) and our outlook regarding future financial and performance results in connection with the Company’s pending business combination with Ultimate Fighting Championship (UFC); and regulatory, investigative or enforcement inquiries, subpoenas or demands arising from, related to, or in connection with these matters. The words “may,” “will,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect,” “outlook,” “target,” “goal,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These statements relate to future possible events, as well as our plans, objectives, expectations and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or the performance by us to be materially different from expected future results or performance expressed or implied by any forward-looking statements.

These forward-looking statements are subject to uncertainties relating to, without limitation, the impact of actions by Mr. McMahon (who has a controlling interest in the Company due to his ownership of a substantial majority of our Class B common stock and whose interests could conflict with those of our Class A common stockholders), as well as the consummation of the pending business combination with UFC in the expected timeline or at all, in each case which could have adverse financial and operational impacts.

The following additional factors, among others, could cause actual results to differ materially from those contained in forward-looking statements: diversion of management’s time and attention due to the pending business combination with UFC; the possibility that neither WWE nor Endeavor Group Holdings, Inc. will have sufficient cash at close to distribute to shareholders of the new public company (or that the amount of cash available for distribution will be less than what the parties expect); COVID-19, which may continue to affect negatively world economies as well as our industry, business and results of operations; a rapidly evolving and highly competitive media landscape; WWE Network; computer systems, content delivery and online operations of our Company and our business partners; privacy norms and regulations; our need to continue to develop creative and entertaining programs and events; our need to retain and continue to recruit key performers; the possibility of a decline in the popularity of our brand of sports entertainment; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and/or our inability to compete effectively, especially against competitors with greater financial resources or marketplace presence; uncertainties associated with international markets including possible disruptions and reputational risks; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events; large public events as well as travel to and from such events; our expansion into new or complementary businesses, strategic investments and/or acquisitions; our accounts receivable; the construction and move to our new leased corporate and media production headquarters; litigation and other actions, investigations or proceedings; a change in the tax laws of key jurisdictions; inflationary pressures and interest rate changes; our indebtedness including our convertible notes; our potential failure to meet market expectations for our financial performance; our share repurchase program; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could cause our stock price to decline; and the volatility in trading prices of our Class A common stock. In addition, our dividend and share repurchases are dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions, general economic and competitive conditions and such other factors as our Board may consider relevant.

Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to any documents filed, or to be filed, by the Company with the SEC, including, but not limited to, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our annual reports on Form 10-K and 10-K/A and quarterly reports on Form 10-Q/A and Form 10-Q.